Exhibit 10.14

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH [REDACTED].

LEASE AMENDING AGREEMENT

This Lease Amending Agreement (this “Agreement”) made effective the 8th day of December, 2017.

BETWEEN:

JOSEPH G. GASCHNITZ, an individual residing
in or near the Town of Drumheller, in the Province
of Alberta

(the “Landlord”)

- and -

BITFURY TECHNOLOGY INC., a corporation
incorporated under the laws of British Columbia

(the “Tenant”)

WHEREAS the Landlord and the Tenant entered into a lease dated May 8, 2017 (the “Lease”) pertaining to premises containing five (5) acres as described in the Lease (the “Demised Premises”) with a provision that the Demised Premises could be expanded to up to ten (10) acres;

AND WHEREAS the Landlord and the Tenant have agreed to amend the Lease effective November 3, 2017;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Definitions

Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

2.	Demised Premises Expansion

The Landlord and the Tenant acknowledge and agree that the area of the Demised Premises is understood to be ten (10) acres and the Lease will be amended below to reflect such increase.

3.	Amendments to the Lease

(a)	Minimum Rent – Section 1.1(e) of the Lease is hereby deleted and replaced with the following:

“(e)      Minimum Rent means the amount of $3,600.00 per acre annually for a total of $36,000.00 annually, payable in monthly installments of $3,000.00 in accordance with Article 4.”

(b)	Term – Section 3.1 of the Lease is hereby amended by adding the following language at the end of Section 3.1:

“Upon the expiration or earlier termination of the Lease the Tenant shall continue to make payments to the Landlord for an amount equal to the Minimum Rent until such time as all of following have been satisfied:

a)       the Tenant has removed all equipment and improvements placed by the Tenant, replaced all soil and regraded and reclaimed the Demised Premises to the reasonable satisfaction of a third party environmental assessor (being either Terra Sano or such other third party environmental assessor as may be agreed to by both parties acting reasonably) (“Initial Reclamation”);

b)       the Landlord has had an opportunity, in the first full growing season following Reclamation, to plant crops on the Demised Premises.

i) in the event that the crops planted during such first growing season are reasonably similar in quality and yield to surrounding lands, the Tenant’s obligation to pay any further Minimum Rent will cease;

ii) in the event that the crops planted during such first growing season are NOT reasonably similar in quality and yield to surrounding lands, the Tenant’s obligation to continue to pay Minimum Rent shall continue on a pro rata basis with respect to those portions of the Demised Premises which are not providing similar quality and yield as surrounding lands as well as any additional required space to perform further reclamation work, but will cease upon such quality and yield being obtained.

The Tenant shall retain the right to have any quality or yield determinations validated by the third party environmental assessor.

Upon completion of the Initial Reclamation, $400,000 of the Deposit (as hereinafter defined) will be returned to the Tenant.

Upon the full Demised Premises producing reasonably similar in quality and yield to surrounding lands, the Demised Premises will be deemed fully reclaimed (“Full Reclamation”) and the full amount (balance) of the Deposit will be returned to the Tenant.

(c)	Prepaid Rent – Section 4.5 of the Lease is hereby deleted and replaced with the following:

“4.5 Prepaid Rent

The Landlord hereby acknowledges receipt of the sum of Six Thousand Dollars ($6,000.00) plus GST, paid to it by the Tenant representing payment of Minimum Rent for the first and last month of the Term (based upon a Demised Premises of ten (10) acres).”

(d)	Liens and Encumbrances – The following is added as Section 8.4:

“8.4 Liens and Encumbrances

In connection with the making, erection, installation, or alteration of the Tenant’s leasehold improvements and trade fixtures and all other work or installations made by or for the Tenant in the Leased Premises, the Tenant covenants that it shall:

(a)	In connection with the making, erection, installation, operation, or maintenance of any materials, buildings, roads, or any other infrastructure used by the Tenant in furtherance of the Permitted Use, the Tenant covenants that it shall:

(i)	promptly pay all accounts relating to the making, erection, installation, operation, or maintenance of any materials, buildings, roads, or any other infrastructure located on the Demised Premises or the Property and used by the Tenant in furtherance of the Permitted;

(ii)	subject to Section 11.5, not create or cause to be created any mortgage, conditional sale agreement, lease, builders’ lien, or any other type of lien (collectively, the “Encumbrances”) to attach to the Demised Premises, the Property, or any part thereof;

(b)	If any Encumbrance for which the Tenant is liable should attach to the Demised Premises or the Property, except as permitted pursuant to Section 11.5, then the Tenant shall procure the discharge of same within twenty (20) days of its receipt of a notice of such Encumbrance from the Landlord.

(c)	Should the Tenant fail to discharge any Encumbrance within the aforementioned twenty (20) day timeframe, then the Landlord may, without any liability to the Tenant and without prejudice to any other rights and remedies available to it pursuant to this Lease, any applicable law, or the common law, take such steps as are reasonably necessary to discharge such Encumbrance and the Tenant shall reimburse the Landlord for the cost of same, plus an additional fifteen (15%) percent, such cost to be paid as Additional Rent.

(d)	Provided the Landlord has acted reasonably, the Landlord’s right to reimbursement provided by subsection (c), above, shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any Encumbrance so discharged was without merit, was excessive, or was subject to any abatement, setoff, or defense.”

(e)	Cleaning, Repair and Remediation – Section 9.1(a) of the Lease is hereby deleted amended as follows:

“(a)	The Landlord represents and warrants that the Demised Premises are free from Contaminants and that the Demised Premises have not been used for any Environmental Activity (except to the extent that any Contaminant has been used or any Environmental Activity has been conducted in the ordinary course of farming) and there is no Environmental Damage to the Demised Premises.”

(f)	Deposit – Section 9.2 of the Lease is hereby deleted and replaced with the following:

“9.2	Deposit

The Tenant shall provide to the Tenant’s solicitor, as escrow agent, a deposit in the amount of $500,000 (the “Deposit”) to ensure that the Landlord will have sufficient funds to reclaim the Demised Premises if the Tenant fails to complete the reclamation and return the Demised Premises to the condition it was in at the Commencement Date, pursuant to Article 9.1.

The Deposit shall be paid (to the Escrow Agent) as follows:

(i)	$320,000 within one week following the execution of the Lease Amending Agreement; and

(ii)	$30,000 each month thereafter, to be paid concurrently with the Minimum Rent, for the next six (6) months,

with such amounts to be paid to the Escrow Agent under the Escrow Agreement as hereinafter defined.

If the Tenant has not completed Full Remediation within three (3) years from the date of the expiration or earlier termination of this Lease, the balance of the Deposit, or such portion thereof as is necessary to compensate the Landlord, shall be paid to the Landlord and this Lease and the Escrow Agreement shall be terminated.

The Deposit shall be held in the trust account of the Tenant’s solicitor and shall be invested in an interest bearing trust account with interest to be for the benefit of the Tenant, all in accordance with the terms of the Escrow Agreement attached hereto as Schedule “A”.

The Landlord and the Tenant agree that the Deposit may be replaced at any time by the Tenant with:

(a)       a letter of credit or bank guarantee provided by a major Canadian bank;

(b)       a performance bond issued by a bonding company or agent; or

(c)       an insurance policy,

upon the same terms as the Deposit. Upon the provision of such letter of credit, guarantee, performance bond or insurance policy, the Deposit shall be released to the Tenant.”

(g)	Indemnity – Section 9.5 of the Lease is hereby deleted and replaced with the following:

“9.5	Indemnity

The Tenant shall indemnify the Landlord for any loss, cost, or damage suffered by the Landlord as a result of:

(a)	any Contamination or Environmental Damage to the Demised Premises or the Property;

(b)	loss or damage to the Demised Premises, the Property, any property of the Tenant, or any other person in respect of any occurrence at the Demised Premises;

(c)	the fault, default, or negligent act or omission of the Tenant or its agents, servants, employees, contractors, invitees, or any other person for whom the Tenant is responsible, in law;

(d)	any builders’ or other liens registered against title to the Property stemming from any work done or materials furnished by on or on behalf of the Tenant; and

(e)	the Tenant’s default in the observance or performance of the covenants and agreements contained in this Lease;

arising from the Tenant’s use of the Demised Premises, except to the extent that any such loss, cost, or damage results from any fault, negligent act, or omission of the Landlord or the Landlord’s agents, servants, employees, contractors, invitees, or any other person for whom the Landlord is responsible, in law.”

(h)	Assignment, Subletting. Sale or Mortgage

The following is inserted as 11.1(b):

“(b)	Any request by the Tenant to assign, sublet, or transfer all or a portion of the Tenant’s interest in this Lease shall be accompanied by a true copy of any offer to assign, sublet, or transfer, as well as a true copy of the proposed assignment agreement, sublease, or transfer agreement. The Tenant shall also be required to provide any information reasonably requested by the Landlord for the purposes of assessing the business, standing, and financial stability of the proposed assignee, subtenant, or transferee.”

The current 11.1(b) (now 11.1(c)) is hereby deleted and replaced with the following:

“(c)	The Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants, and conditions of this Lease. Notwithstanding the foregoing, in the case of a sublease, the Tenant shall cause such the sub-lessor to agree to be bound by all the terms, conditions, covenants, agreements, and provisos herein contained to be observed and performed by the Tenant. In the case of an assignment or any other transfer, it shall be a condition precedent of such assignment or transfer that the Tenant, the Landlord, and the proposed assignee enter into a written assignment and assumption agreement (“Assignment Agreement”), in a form satisfactory to the Landlord, acting reasonably, which provides for the assignee’s assumption of all of the Tenant’s obligations and covenants hereunder.”

4.	General

(a)	Except as amended herein, the Lease is hereby ratified and confirmed.

(b)	This Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

(c)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and where applicable, permitted assigns.

(d)	This Agreement may be executed in separate counterparts and delivered by facsimile or other electronic transmission in counterparts.

(e)	This Agreement shall be governed by the laws of the Province of Alberta and the laws of Canada.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF this Agreement has been executed effective the day and year first above written.

BITFURY TECHNOLOGY INC.

Per:	/s/ Oleg Blinkov, Director

Per:

/s/ JOSEPH G. GASCHNITZ
WITNESS	JOSEPH G. GASCHNITZ

SCHEDULE “A”
ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Escrow Agreement”) is made as of December 8, 2017.

BETWEEN:

JOSEPH G. GASCHNITZ, an individual residing in or near the Town of Drumheller, in the Province of Alberta (“Gaschnitz”),

– and –

BITFURY TECHNOLOGY INC., a corporation incorporated under the laws of the Province of British Columbia (“Bitfury”),

– and –

GOWLING WLG (CANADA) LLP, a limited liability partnership with offices in the City of Calgary, in the Province of Alberta (the “Escrow Agent”)

RECITALS:

A.	GASCHNITZ and Bitfury are parties to a Lease dated May 8, 2017, as amended by Lease Amending Agreement dated December 8, 2017 (as amended, the “Lease”) pursuant to which GASCHNITZ has agreed to lease certain lands to Bitfury.

B.	The Escrow Agent has been retained to represent the interests of Bitfury with respect to the Lease.

C.	Bitfury will provide to the Escrow Agent the sum of $500,000 (the “Funds”) pursuant to the terms of the Lease, which will be held in the trust account of the Escrow Agent.

D.	The Funds arc hereinafter referred to as the “Escrowed Property” and will be held in escrow by the Escrow Agent pursuant to the terms of this Agreement.

G.	Until such time as the conditions contained in this Escrow Agreement are fulfilled, the Escrowed Property shall remain in escrow and shall be delivered to and held by the Escrow Agent in escrow pursuant to the terms hereof.

H.	The Escrow Agent is willing to act as escrow agent for the sole purpose of accepting, holding and disbursing the Escrowed Property in accordance with the terms and conditions of this Escrow Agreement.

IN CONSIDERATION of the covenants and agreements of the parties herein set forth, the parties agree as follows:

1.	Definitions

All capitalized terms used herein, including the recitals, shall have the meaning ascribed thereto in the Lease unless they are otherwise defined in this Escrow Agreement.

2.	Appointment of Escrow Agent

GASCHNITZ and Bitfury hereby appoint the Escrow Agent to act as escrow agent on the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment on such terms and conditions.

3.	Receipt of Escrowed Property

The Escrow Agent, will, upon receipt of the Escrowed Property (or portions thereof pursuant to the terms of the Lease) acknowledge receipt of the Escrowed Property from Bitfury provided notice of receipt of such Escrowed Property (or portion thereof) by sending notice to both Bitfury and GASCHNITZ. Such notice shall be provided to GASCHNITZ by e-mail provided to [REDACTED] (or such other address as GASCHNITZ shall advise the Escrow Agent in writing. The Escrow Agent agrees to deal with the Escrowed Property in accordance with the terms and conditions of this Escrow Agreement.

4.	Distribution of Funds

The Escrow Agent agrees that it will distribute the Funds only in accordance with the Lease, and specifically Section 9.2 of the Lease.

5.	Termination of Escrow Agreement

This Escrow Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of written notice of termination signed by each of GASCHNITZ and Bitfury, which notice of termination shall be accompanied by a written direction to the Escrow Agent signed by each of GASCHNITZ and Bitfury specifying the person to which the Escrowed Property is to be distributed.

This Escrow Agreement shall terminate and cease to be of any further force and effect (except for the provisions of this Escrow Agreement relating to protection of the Escrow Agent which shall survive any termination of this Escrow Agreement) on the date on which the Escrow Agent has distributed the Escrowed Property in accordance with Section 4 of this Escrow Agreement, as applicable.

6.	Determination

The parties agree that the Escrow Agent shall not be required to make any determination or decision with respect to the validity of any claim made by any party, or of any denial thereof (including, without limitation, the validity of any escrow release notice given hereunder), but shall be entitled to act and rely conclusively on the terms of this Escrow Agreement and the documents tendered to it in accordance with the terms hereof.

7.	Escrow Agent

The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions which shall govern and control the rights, duties, liabilities and immunities of the Escrow Agent:

(a)	The Escrow Agent may resign at any time as escrow agent upon 15 days prior written notice to GASCHINITZ and Bitfury, or such shorter notice as GASCHNITZ and Bitfury may accept as sufficient GASCHNITZ and Bitfury shall have the power at any time on 15 days prior written notice to remove the Escrow Agent and appoint a replacement escrow agent. In the event of the Escrow Agent resigning or being removed as aforesaid, GASCHNITZ and Bitfury shall jointly appoint a new escrow agent, whereupon the Escrow Agent shall transfer the Escrowed Property to the replacement escrow agent. Any replacement escrow agent shall be subject to removal in the same manner as aforesaid. On any such appointment, the replacement escrow agent shall be vested with the same powers, rights and obligations as if it had been originally named herein as escrow agent, without any further assurance, conveyance, act or deed and shall thereupon be the Escrow Agent; but they shall immediately execute, at the expense of GASCHNITZ and Bitfury, all such conveyances or other instruments as may, in (he reasonable opinion of the Escrow Agent, be necessary or advisable for the purpose of effectively transferring the Escrowed Property to the replacement escrow agent and otherwise assuring the replacement escrow agent a full estate in the premises. Should GASCHNITZ and Bitfury fail to appoint a replacement escrow agent as outlined above, then the Escrow Agent shall cease its function at the expiration of the period of notice and may retain the Escrowed Property on a merely safekeeping basis at such reasonable fee as may be determined solely by the Escrow Agent, or may otherwise deposit the Escrowed Property with a court of competent jurisdiction in Calgary, Alberta pending the appointment of such a replacement escrow agent.

(b)	The Escrow Agent is not bound by any agreement, arrangement or understanding relating to or arising out of the matters provided for in this Escrow Agreement, other than as expressly set forth herein. The Escrow Agent shall have no duties or responsibilities with the Escrowed Property except as expressly provided in this Escrow Agreement and shall have no liability or responsibility arising under any other agreements including agreements referred to in this Escrow Agreement to which the Escrow Agent is not a party.

(c)	The Escrow Agent shall be entitled to act and rely on any notice, declaration, certificate, waiver, consent, receipt or other paper or document purporting to be delivered pursuant to this Escrow Agreement and shall not enquire as to the veracity, accuracy or adequacy thereof or be bound by any notice or direction to the contrary by any person other than a person entitled to give that notice and, in absence of bad faith or fraud on the part of the Escrow Agent, GASCHNITZ and Bitfury shall not hold the Escrow Agent liable for any loss or injury to them with respect to that act or reliance.

(d)	It is understood and agreed that the duties of the Escrow Agent hereunder are purely administrative in nature and that the Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted to be taken by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own bad faith or fraud, or its failure to deliver the Escrowed Property in accordance with the written directions of GASCHNITZ and Bitfury.

(e)	In the event of any disagreement between the parties concerning the terms of this Escrow Agreement or any related matter which in the reasonable opinion of the Escrow Agent may result in adverse claims or demands with respect to the Escrowed Property, or if any of the parties, including, without limitation, the Escrow Agent, are in disagreement about the interpretation of this Escrow Agreement or about the rights and obligations of the Escrow Agent or the propriety of an action contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent may, at its option, if it then holds the Escrowed Property, deposit such Escrowed Property with a court of competent jurisdiction in Edmonton, Alberta. Upon the Escrow Agent making such deposit, the Escrow Agent shall be discharged and released of its duties and obligations hereunder.

(f)	Any measures taken by any court or authority having jurisdiction over the Escrow Agent which might prevent the Escrow Agent from executing its obligations under this Escrow Agreement shall exempt the Escrow Agent from performing its obligations hereunder in due time or at all so long as such measures are in effect,

(g)	The Escrow Agent shall be under no obligation to institute, appear in or defend any action, suit or legal or arbitration proceeding in connection with this Escrow Agreement or to take any other action likely to involve it in liability, cost or expense, unless first indemnified to its satisfaction, acting reasonably

(h)	The Escrow Agent shall not be liable for or by reason of any statements of fact or recitals in this Escrow Agreement and all such statements and recitals are and shall be deemed to be made by the other parties to this Escrow Agreement.

8.	Notice

Any notice, approval, consent, instruction, direction or other communication to be given under or in connection with this Escrow Agreement shall be in writing and shall be given at and accordance with the notice provisions of the Lease.

9.	Entire Agreement

This Escrow Agreement constitutes the entire agreement among the parties with respect to the escrow, delivery of, and subsequent dealings with, the Escrowed Property.

10.	Severability

Any provision hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be severable from the remaining provisions which shall continue to be valid and enforceable to the fullest extent permitted by applicable laws.

11.	Applicable Laws

This Escrow Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

12.	Further Assurances

GASCHNITZ and Bitfury will at any time and from time to time, on the request of any party to this Escrow Agreement, execute and deliver such further documents and do such further acts and things as may reasonably be requested by any party hereto in order to evidence, carry out and give effect to the terms, conditions, intent and meaning of this Escrow Agreement.

13.	No Waiver

No failure or delay on the part of the Escrow Agent, GASCHNITZ and Bitfury in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or other right, power or remedy.

14.	Amendments

This Escrow Agreement may not be amended or modified in any respect except by written instrument signed by all the parties hereto including the Escrow Agent.

15.	No Assignment; Successors

Other than as expressly contemplated herein, no party shall be permitted to assign its rights under this Escrow Agreement without the express written consent of each of the other parties. This Escrow Agreement shall be binding on, and shall enure to the benefit of each of the parties and their respective successors and permitted assigns.

16.	Currency

Unless otherwise specified herein, all references to currency herein are to Canadian currency.

17.	Time

Time shall be of the essence in this Escrow Agreement.

18.	Counterparts

This Escrow Agreement may be signed in counterparts (including counterparts by facsimile or other electronic means) which shall be considered as valid as an original counterpart and all counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Escrow Agreement.

BITFURY TECHNOLOGY INC.

Per:	/s/ Oleg Blinkov, Director
Authorized Signatory

GOWLING WLG (CANADA) LLP

Per:
Authorized Signatory

/s/ JOSEPH G. GASCHNITZ
WITNESS	JOSEPH G. GASCHNITZ